Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conference

Chicago, IL (August 2, 2018) -- LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conference:

J.P. Morgan Auto Conference 2018	August 8, 2018
J.P. Morgan Conference Center, New York, New York

Materials relating to the presentation will be available on the Company's website at www.lkqcorp.com in the Investor Relations section.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com